Exhibit 10.21

                PROMISSORY NOTE - FIXED RATE - COMMERCIAL ADVANCE


$2,000,000.00                                                Chickasha, Oklahoma
                                                                    May 31, 1996


     PRINCIPAL AMOUNT. The principal amount of this note shall be Two Million and No/100 Dollars ($2,000,000).

MATURITY DATE.  The maturity date of this note shall be May 31, 1998.

INTEREST RATE.  The interest rate of this note shall be 13.00% per annum.

PAYMENT TERMS. The outstanding principal balance plus unpaid accrued interest shall be due and payable at maturity. Accrued interest shall be payable quarterly beginning on August 31, 1996.

PROMISE TO PAY. For value received, Tower Tech, Inc., an Oklahoma corporation, hereinafter "Debtor", agrees to the terms of this Note and promises to pay to the order of J. David Bronstad, hereinafter "Lender" at 3101 Castle Rock, Villa #82, Oklahoma City, OK 73120 as indicated in this Note or at such other places as may be designated in writing by Lender, the Principal Amount of this Note together with interest on the unpaid Principal Amount until Maturity at the per annum interest rate or rates stated above and according to the Payment Terms stated in this Note. Interest on this Note is calculated on the actual number of days elapsed on a basis of a 365 day year unless otherwise indicated above. For purposes of computing interest and determining the date principal and interest payments are received, all payments will be deemed made only when received in collected funds. Payments are applied first to accrued and unpaid interest and other charges, and then to unpaid Principal Amount.

ADVANCES AND PAYMENTS. It is agreed that the sum of all advances under this Note may exceed the Principal Amount as shown above, but the unpaid balance shall never exceed said Principal Amount. Advances and payments on this Note shall be recorded on records of Lender and such records shall be prima facie evidence of such advances, payments and unpaid principal balance. Subsequent advances and the procedures described in this Note shall not be construed or interpreted as granting a continuing line of credit for Principal Amount. Lender reserves the right to apply any payment by Debtor, or for account of Debtor, toward this Note or any other obligation of Debtor to Lender.

PREPAYMENT. Except as otherwise provided in this Note, Debtor shall have the right to prepay all or any part of principal due under this Note at any time without penalty, subject to the following condition: all interest must be paid through the date of any prepayment.

COLLATERAL. This Note and all other obligations of Debtor to Lender, including renewals and extensions, are secured by all collateral securing this Note and by all other security interests previously or later granted to Lender and by all money, deposits and other property owned by Debtor and in Lender's possession or control.

ACCELERATION. At option of Lender, the unpaid balance of this Note and all other obligations of Debtor to Lender, whether direct or indirect, absolute or contingent, now existing or later arising, shall become immediately due and payable without notice or demand, upon or after the occurrence or existence of any of the following events or conditions: (a) Any payment required by this Note or by any other note or obligation of Debtor to Lender is not made when due, or any event or condition occurs or exists which results in acceleration of the maturity of any Debtor's obligation to Lender under any promissory note, agreement or undertaking; (b) Debtor defaults in performing any covenant, obligation, warranty or provision contained in any loan agreement or in any instrument or document securing or relating to this Note or any other note or obligation of Debtor to Lender; (c) any warranty, representation, financial information or statement made or furnished to Lender by or on behalf of Debtor proves to have been false in any material respect when made or furnished; (d) Lender determines, at any time and upon reasonable basis, that the prospect of payment of this Note is impaired; (e) whenever, in Lender's reasonable judgment, the collateral for the debt evidenced by this Note becomes unsatisfactory or insufficient either in character or value and, upon request, Debtor fails to provide additional collateral as required by Lender; (f) a receiver is appointed over all or part of any Debtor's property, or Debtor files for relief under any bankruptcy or insolvency laws, or becomes subject to an involuntary proceeding under such laws.

ADDITIONAL PROVISIONS. (1) No waiver by Lender of any payment or other right under this Note, any related agreement or documentation shall operate as a waiver of any other payment or right. Debtor waives presentment, notice of acceleration, notice of dishonor and protest and consent to substitutions, releases and failure to perfect as to collateral. (2) This Note and obligations evidenced by it are to be construed and governed by the laws of the State of Oklahoma. (3) Debtor agrees to pay cost of collection, including, as allowed by law, reasonable attorney's fees. No variation, condition, modification, change or amendment to this Note or related documents shall be binding unless in writing and signed by both parties. No legal relationship is created by the execution of this Note and related documents except that of debtor and creditor or as stated in writing.

         This note is secured by a Security Agreement and Financing Statements dated May 31, 1996.

                                            TOWER TECH, INC.


                                            By:  ss/HAROLD CURTIS
                                            -------------------------
                                            Harold Curtis, President

                                    GUARANTEE


         For value received, the undersigned, Harold Curtis and Carolyn Curtis, as primary obligors, hereby jointly and severally unconditionally guarantee the prompt payment of principal and interest on the foregoing promissory note when and as due in accordance with its terms, and hereby waive diligence, presentment, demand, protest, or notice of any kind whatsoever, as well as any requirement that the holder exhaust any right or take any action against the maker of the foregoing promissory note and hereby consent to any extension of time or renewal thereof.


                                            ss/  HAROLD CURTIS
                                            ----------------------
                                            Harold Curtis


                                            ss/  CAROLYN CURTIS
                                            ----------------------
                                            Carolyn Curtis